EXHIBIT (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
(Not To Be Used For Signature Guarantee)

To Tender Shares of Common Stock
(including the Associated Common Stock Purchase Rights)
of
OFFICEMAX INCORPORATED
Pursuant to Its Tender Offer Dated March 30, 2005

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, APRIL 28, 2005,
UNLESS THE TENDER OFFER IS EXTENDED.

        As set forth under Section 3 of the Offer to Purchase, dated March 30, 2005, this form (or a form that is substantially the same as this form) must be used to accept the tender offer if:

          (1)   certificates representing shares of common stock, par value $2.50 per share, of OfficeMax Incorporated, a Delaware corporation ("OfficeMax"), cannot be delivered to Wells Fargo Shareowner Services, the Depositary, prior to 5:00 p.m., New York City time, on Thursday, April 28, 2005, unless OfficeMax extends the tender offer (such date and time, as they may be extended, the "expiration date");

          (2)   the procedure for book-entry transfer outlined in Section 3 of the Offer to Purchase, dated March 30, 2005, cannot be completed before the expiration date; or

          (3)   time will not permit a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), an Agent's Message in the case of a book-entry transfer or a specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility (as defined in the Offer to Purchase), and all other required documents, to reach the Depositary on or before the expiration date.

        This Notice of Guaranteed Delivery must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form included herein. See the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

        You may deliver this Notice of Guaranteed Delivery by hand, mail, overnight courier or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

WELLS FARGO SHAREOWNER SERVICES

By Mail Wells Fargo Shareowner Services P.O. Box 64858 St. Paul, MN 55164-0858	By Hand or Overnight Courier Wells Fargo Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, MN 55075 (800) 380-1372	By Fax (651) 450-2452 To confirm Fax Transmission Call: (651) 450-4110

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the Instructions in the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to OfficeMax, at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the tender offer), receipt of which is hereby acknowledged, the number of shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All shares tendered and purchased will include the tender and purchase of the associated common stock purchase rights issued pursuant to the Renewed Rights Agreement, dated as of September 25, 1997 and amended and restated as of December 12, 2003, and, unless the context otherwise requires, all references in this document to shares include the associated common stock purchase rights.

Number of shares to be tendered:                                                shares

ODD LOTS
(SEE INSTRUCTION 6 IN THE LETTER OF TRANSMITTAL)

        To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐
is the beneficial or record owner of an aggregate of fewer than 100 shares (not including any shares held in the OfficeMax Savings Plan), all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

  In addition, the undersigned is tendering shares either (check one box):

☐
at the purchase price, as the same shall be determined by OfficeMax in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share below); or

☐
at the price per share indicated under the caption "Shares Tendered at Price Determined by Shareholder" in the box entitled "Price (in Dollars) Per Share at Which Shares are Being Tendered" below in this Notice of Guaranteed Delivery.

CONDITIONAL TENDER
(SEE INSTRUCTION 7 IN THE LETTER OF TRANSMITTAL)

        A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder's shares tendered must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless OfficeMax purchases the minimum number of shares indicated below in the tender offer, it will not purchase any of the shares tendered by such shareholder. It is the responsibility of the tendering shareholder to calculate that minimum number of shares that must be purchased if any are purchased, and OfficeMax urges shareholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐
The minimum number of my shares that must be purchased, if any are purchased, is:                            shares.

        If, because of proration, the minimum number of shares designated will not be purchased, OfficeMax may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below.

☐
The tendered shares represent all shares held by the undersigned.

PRICE (IN DOLLARS) PER SHARE
AT WHICH SHARES ARE BEING TENDERED
(SEE INSTRUCTION 5 IN THE LETTER OF TRANSMITTAL)

        Check only one box under (1) or (2) below. If more than one box or if no box is checked, there is no valid tender of shares.

1.     Shares Tendered at Price Determined in the Tender Offer

☐
The undersigned wants to maximize the chance of having OfficeMax accept for purchase all of the shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, BY CHECKING THIS BOX INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by OfficeMax in accordance with the terms of the tender offer and resulting from the tender offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per share as low as $30.00 per share.

  OR

2.     Shares Tendered at Price Determined by Shareholder

☐
By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined in the Tender Offer," the undersigned hereby tenders shares at the purchase price checked. This action could result in none of the shares being purchased if the purchase price determined by OfficeMax for the shares is less than the purchase price checked below. A shareholder who desires to tender shares at more than one purchase price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one purchase price.

☐ $30.00	☐ $30.60	☐ $31.20	☐ $31.80	☐ $32.40	☐ $33.00	☐ $33.60

☐ $30.20	☐ $30.80	☐ $31.40	☐ $32.00	☐ $32.60	☐ $33.20	☐ $33.80

☐ $30.40	☐ $31.00	☐ $31.60	☐ $32.20	☐ $32.80	☐ $33.40	☐ $34.00

(PLEASE TYPE OR PRINT)

Signature(s):	X
Name(s) of Record Holder(s):
Number of Shares:
Certificate Number(s) (If Available):
Dated:	, 2005
Address(es):
(Include Zip Code)
Area Code and Telephone No.:
Taxpayer Identification or Social Security Number:
Check box if Shares will be tendered by book-entry transfer: ☐ and provide the following information:
Name of Tendering Institution:
Account No.

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, represents that (a) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934 and (b) that such tender of shares complies with Rule 14e-4, and guarantees that the Depositary will receive (i) certificates representing the shares tendered hereby in proper form for transfer or (ii) confirmation that the shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer outlined in Section 3 of the Offer to Purchase into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), or an Agent's Message in the case of a book-entry transfer or a specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility, and any other documents required by the Letter of Transmittal, all within three NYSE trading days after the Depositary receives this Notice of Guaranteed Delivery.

Name of Firm:
Address:
(Include Zip Code)
Area Code and Telephone No.:
Authorized Signature:
Name:
Title:	(Please Print or Type)
Dated:	, 2005
Note:	Do not send certificates for the shares with this notice. Certificates should be sent only with your Letter of Transmittal.